Exhibit (e)

Certification under Rule 466

The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

(1) That it previously had filed a registration statement on Form F-6 (HeidelbergCement AG, 333-224342) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By: DEUTSCHE BANK TRUST COMPANY
AMERICAS, Depositary

By: /s/ Michael Curran
Name: Michael Curran
Title: Vice President

By: /s/ Michael Fitzpatrick
Name: Michael Fitzpatrick
Title: Vice President